                                                     Exhibit (12)
                                                     Commonwealth Edison Company
                                                     Form 10-K File No. 1-1839



       Commonwealth Edison Company and Subsidiary Companies Consolidated
       -----------------------------------------------------------------

              Computation of Ratios of Earnings to Fixed Charges
                  and Ratios of Earnings to Fixed Charges and
             Preferred and Preference Stock Dividend Requirements
             ----------------------------------------------------

                            (Thousands of Dollars)

                                                                               Twelve Months Ended
                                                                           --------------------------
Line                                                                       December 31,  December 31,
 No.                                                                           1994          1995
----                                                                       ------------  ------------
  1  Net income before extraordinary item                                    $  423,946    $  737,176
                                                                             ----------    ----------

  2  Net provisions for income taxes and investment tax credits deferred
  3    charged to-
  4      Operations                                                          $  300,764    $  503,519
  5      Other income                                                           (23,062)       (7,685)
                                                                             ----------    ----------

  6                                                                          $  277,702    $  495,834
                                                                             ----------    ----------


  7  Fixed charges-
  8    Interest on debt                                                      $  621,909    $  589,217
  9    Estimated interest component of nuclear fuel and
 10      other lease payments, rentals and other interest                        64,885        73,003
 11    Amortization of debt discount, premium and expense                        22,804        22,738
 12    Preferred securities dividend requirements of subsidiary trust                 -         4,428
                                                                             ----------    ----------

 13                                                                          $  709,598    $  689,386
                                                                             ----------    ----------

 14  Preferred and preference stock dividend requirements-
 15    Provisions for preferred and preference stock dividends               $   64,927    $   69,961
 16    Taxes on income required to meet provisions for
 17      preferred and preference stock dividends                                42,854        45,945
                                                                             ----------    ----------

 18                                                                          $  107,781    $  115,906
                                                                             ----------    ----------

 19  Fixed charges and preferred and preference stock
 20    dividend requirements                                                 $  817,379    $  805,292
                                                                             ----------    ----------

 21  Earned for fixed charges and preferred and preference stock
 22    dividend requirements                                                 $1,411,246    $1,922,396
                                                                             ----------    ----------

 23  Ratios of earnings to fixed charges (line 22 divided by line 13)              1.99          2.79
                                                                                   ====          ====

 24  Ratios of earnings to fixed charges and preferred and preference
 25    stock dividend requirements (line 22 divided by line 20)                    1.73          2.39
                                                                                   ====          ====